UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2004

Tularik Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-28397	94-3148800
(Commission File No.)	(IRS Employer Identification No.)

1120 Veterans Boulevard

South San Francisco, CA 94080 USA

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 825-7000

Not Applicable

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

On March 29, 2004, a purported class action complaint was filed in the Court of Chancery in the State of Delaware against Tularik Inc., a Delaware corporation (the “Company”), each of the members of the Company’s Board of Directors and Amgen Inc., a Delaware corporation (“Amgen”). The complaint alleges breaches of the defendants’ fiduciary duty to the Company’s stockholders in connection with the proposed acquisition of all of the publicly owned shares of the Company’s common stock by Amgen, through the merger of the Company with and into Arrow Acquisition, LLC, a wholly owned subsidiary of Amgen, in exchange for shares of common stock of Amgen (the “Merger”). The complaint also seeks to enjoin the Merger. In addition, on March 30, 2004, a second purported class action complaint was filed in the Court of Chancery in the State of Delaware against the Company, each of the members of the Company’s Board of Directors and Amgen. The second complaint alleges breaches of the defendants’ fiduciary duty to the Company’s stockholders in connection with the Merger and unfair and inadequate compensation to be paid to class members in the Merger, and seeks to enjoin the Merger. The Company anticipates that similar actions may be filed in the future. The Company believes that it has meritorious defenses to the allegations contained in these actions and intends to defend itself vigorously. No trial date has been scheduled for either case.

This Form 8-K contains “forward-looking” statements. For this purpose, any statements contained in this Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements, including statements related to future results in any litigation. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “may,” “seek,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the results indicated by such forward-looking statements. Important factors that could cause results to differ include, but are not limited to, whether the Company will be able to successfully defend any lawsuit, including the purported securities class actions, the inherent uncertainties and risks of litigation that may cause the Company to review and alter its litigation strategy and the risk of potential adverse rulings in any litigation. The Company does not undertake any obligation to update forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

TULARIK INC.

Dated: April 16, 2004	/s/ William J. Rieflin
William J. Rieflin
Executive Vice President, Administration
Acting Chief Financial Officer